SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement [ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


 ............................Real Estate Associates Limited.....................
                (Name of registrant as specified in its charter)

 ...............................................................................
     (Name of person(s) filing proxy statement if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:
            ...................................................................

         2) Aggregate number of securities to which transaction applies:
            ...................................................................

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
            ...................................................................

         4) Proposed maximum aggregate value of transaction:
            ...................................................................

         5) Total fee paid:
            ...................................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11-(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
                               ------------------------------------------------
     2) Form, Schedule or Registration Statement No:
                                                    ---------------------------
     3) Filing Party:
                     -----------------------------------------------------------
     4) Date Filed:
                   -------------------------------------------------------------


758963.1

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                     NATIONAL PARTNERSHIP INVESTMENTS CORP.
                          9090 WILSHIRE BOULEVARD, #201
                             BEVERLY HILLS, CA 90211




                                                              September 18, 1998


Dear Unitholder:

On the reverse side you will find a copy of a recently-issued press release from National Partnership Investments Corp. As you will note, the consent solicitation period regarding the sale of properties in several limited partnerships, originally scheduled to expire September 10, 1998, has been extended until October 9, 1998 to provide sufficient time to allow more Unitholders to vote.

In the next few days you will be receiving further information specific to the partnership in which you are a unitholder. In the meantime, for your convenience, we have enclosed a duplicate consent card. To be sure your vote is represented, please sign, date and return this card as promptly as possible. The proposed sale is fully described in the previously provided Consent Solicitation Statement.

PLEASE RETURN YOUR SIGNED CONSENT FORM EITHER BY FACSIMILE TO 303-705-6171, OR IN THE ENCLOSED ENVELOPE BEFORE OCTOBER 9, 1998.

Remember - your vote is important. Because approval of the sale requires the affirmative vote of a majority-in-interest of the outstanding units of limited partnership interest, failure to vote will have the same effect as a vote against the sale.

If you have any questions, or if you would like to request an additional copy of the Consent Solicitation Statement, please do not hesitate to contact MacKenzie Partners, the Partnerships' consent solicitation agent, toll free at 800-322-2885 or collect at 212-929-5500.

                                         Very truly yours,


                                         National Partnership Investments Corp.


759064.1

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FOR IMMEDIATE RELEASE

                                                Contact:
                                                Pat Toy
                                                National Partnership Investments
                                                (800) 666-6274
                                                Ellen A. Gulczynski
                                                MacKenzie Partners, Inc.
                                                (212) 929-5500

                 NATIONAL PARTNERSHIP INVESTMENTS CORP. EXTENDS
                   CONSENT SOLICITATION PERIOD FOR REAL ESTATE
                ASSOCIATES LIMITED AND OTHER LIMITED PARTNERSHIPS

         Beverly Hills, California - September 10, 1998 - National Partnership Investments Corp. (NAPICO), the California-based managing general partner of certain real estate limited partnerships, announced today the extension of eight consent solicitation periods regarding the sale of properties held in the following real estate limited partnerships:

               Real Estate Associates Limited
               Real Estate Associates Limited II
               Real Estate Associates Limited III
               Real Estate Associates Limited IV
               Real Estate Associates Limited V
               Real Estate Associates Limited VI
               Real Estate Associates Limited VII
               Housing Programs Limited

The consent solicitation periods scheduled to expire at 5:00 p.m., New York City Time on Thursday, September 10, 1998, have been extended to 5:00 p.m. New York City Time on Friday, October 9, 1998. The purpose of the extension is to ensure that all of the limited partners have adequate time to respond to the consent materials.

                                      # # #


759073.1

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